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                                                                    EXHIBIT 11.1

                        TALX CORPORATION AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE


                                                                         THREE MONTHS ENDED MARCH 31,    YEAR ENDED MARCH 31,
                                                                         ----------------------------  --------------------------
                                                                             2002            2003          2002          2003
                                                                         ------------    ------------  ------------  ------------
Basic Earnings Per Share:

Actual shares outstanding - beginning of period                            13,909,714      13,948,542     9,404,439    13,909,714
Weighted average number of common shares issued (1) (2)                      (134,677)       (308,243)    3,218,250      (167,133)
                                                                         ------------    ------------  ------------  ------------
Weighted average number of common shares outstanding - end of period       13,775,037      13,640,299    12,622,689    13,742,581
                                                                         ============    ============  ============  ============

Net earnings                                                             $  1,431,000    $  4,024,000  $  3,933,000  $ 12,747,000
                                                                         ============    ============  ============  ============

Basic earnings per common share                                          $       0.10    $       0.30  $       0.31  $       0.93
                                                                         ============    ============  ============  ============



Diluted Earnings Per Share:

Actual shares outstanding - beginning of period                            13,909,714      13,948,542     9,404,439    13,909,714
Weighted average number of common shares issued (1) (2)                       590,199         140,649     4,077,244       298,851
                                                                         ------------    ------------  ------------  ------------
Weighted average number of common shares outstanding - end of period       14,499,913      14,089,191    13,481,683    14,208,565
                                                                         ============    ============  ============  ============

Net earnings                                                             $  1,431,000    $  4,024,000  $  3,933,000  $ 12,747,000
                                                                         ============    ============  ============  ============

Diluted earnings per common share                                        $       0.10    $       0.29  $       0.29  $       0.90
                                                                         ============    ============  ============  ============


(1) Basic and diluted earnings per share has been computed using the number of shares of common stock and common stock options and warrants outstanding. The weighted average number of shares is based on common stock outstanding for basic earnings per share and common stock outstanding and common stock options and warrants for diluted earnings per share in periods when such common stock options and warrants are not antidilutive.

(2) Includes the effect of a 10% stock dividend declared September 6, 2001 payable October 18, 2001 to shareholders of record on September 20, 2001.